Exhibit 10.30

ASSIGNMENT OF OIL AND GAS LEASES, BILL OF SALE AND COVEYANCE, COVERING ALL INTEREST IN:

NE/4 Section 22 and NW/4 Section 23, T11 N, R25E
Sequoyah County Oklahoma

STATE OF TEXAS                  )
COUNTY OF DALLAS     )

THIS ASSIGNMENT OF OIL AND GAS LEASES and BILL of SALE, ("Assignment") effective as of September 1, 2011, at 12:01 A.M. Central Time ("Effective Date"), from Mesa Energy, Inc., 5220 Spring Valley Rd., Suite 525, Dallas, Texas 75254,   hereinafter referred to as “Assignor” conveys all interest unto Wentworth Operating Company, 3500 South Boulevard, Suite D-3, Edmond Oklahoma 73013, hereinafter referred to as "Assignee".

For Ten Dollars ($10.00) and other good and valuable consideration in hand paid, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, transfers, and conveys unto Assignee, its successors and assigns, all of its right, title and interest in and to:

The Cook #1 well and lease hold interest associated therewith located in the NE/4 Sec. 22, 11N-25E, Sequoyah County, Oklahoma and,

The Gipson #1 well and lease hold interest associated therewith located in the NW/4 Sec. 23, 11N-25E, Sequoyah County, Oklahoma, (hereinafter collectively referred to as the "Interests"), together with:

1.
All of Assignor’s right, title and interest in and to the wells, lands, oil and gas leases and leasehold interests (sometimes hereinafter collectively referred to as the "Leases") whether described in full or not as found in said sections.

2.
All the wells, equipment, materials and other personal property, fixtures and improvements on the Leases as of the Effective Date (as hereinafter defined), appurtenant thereto or used or obtained in connection with the Wells or with the production, treatment, sale or disposal of hydrocarbons or waste produced therefrom or attributable thereto, and all other appurtenances thereunto belonging (the "Equipment"); provided, however, the Equipment shall not include vehicles, communications equipment, tools, warehouse stock, compressors or leased equipment located on the Leases;

3.
All unitization, communitization, pooling, and operating agreements, and the units created thereby which relate to the Leases or interests which relate to the Wells, including any and  all units formed under orders, regulations, rules, and other official acts of the governmental authority having jurisdiction, together with any right, title and interest created thereby in the Leases;

TO HAVE AND TO HOLD the Interests unto Assignee, its successors and assigns, forever, subject to the following terms and conditions:

1.
THIS ASSIGNMENT AND BILL OF SALE IS EXECUTED, DELIVERED, AND ACCEPTED WITHOUT ANY REPRESENTATION, WARRANTY OR COVENANT OF TITLE OF ANY KIND OR NATURE, EITHER EXPRESS, IMPLIED OR STATUTORY.  THE INTERESTS ARE BEING CONVEYED AND ASSIGNED TO AND ACCEPTED BY THE ASSIGNEE IN THEIR "AS IS, WHERE IS" CONDITION AND STATE OF REPAIR, AND WITH ANY FAULTS AND DEFECTS.

2.	This Assignment and Bill of Sale shall inure to the benefit of and be binding upon the parties hereto, their heirs, successors and assigns.

2.
This Assignment and Bill of Sale may be executed by Assignor and Assignee in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this instrument is executed the 8th day of September 2011, but shall be effective as of 12:01 AM CST, the first day of September, 2011, (the "Effective Date").

“ASSIGNOR”
Mesa Energy, Inc.
By /s/Randy M. Griffin
Randy M. Griffin, CEO